Exhibit 15.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated May 9, 2025 relating to the financial statements of Hotel101 Global Pte. Ltd. for the years ended December 31, 2024 and 2023, appearing in the Registration Statement on Form F-4 of Hotel101 Global Holdings Corp. (File No. 333-287130). We also consent to the reference to us under the heading “Statement by Experts” in such Shell Company Report.

/s/ Marcum llp

New York, NY

July 7, 2025